Morgan Stanley Institutional Fund Trust - Core Plus
Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Jaguar Land Rover
Automotive plc. 4.500% due 10/1/2027
Purchase/Trade Date:	 10/4/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $700,000
Percentage of Offering Purchased by Fund: 0.140%
Percentage of Fund's Total Assets: 0.21%
Brokers: Deutsche Bank Securities, Goldman Sachs
International, J.P. Morgan, Morgan Stanley, BNP
Paribas, Credit Agricole, Mizuho Securities,
NatWest Markets, Societe Generale Corporate &
Investment Banking, ING, UniCredit Bank
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Wal-Mart Stores Inc. 3.625%
due 12/15/2047
Purchase/Trade Date:10/11/2017
Offering Price of Shares: $99.848
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Fund's Total Assets: 0.08%
Brokers: Barclays, Citigroup, Morgan Stanley,
HSBC, J.P. Morgan, Mizuho Securities, BNP
Paribas, Credit Suisse, Goldman Sachs & Co. LLC,
MUFG, US Bancorp, Wells Fargo Securities,
Santander, Standard Chartered Bank, BBVA, ICBC
Standard Bank, Lloyds Securities, Loop Capital
Markets, NatWest Markets, Popular Securities,
Scotiabank, TD Securities, Academy Securities, C.L.
King & Associates, The Williams Capital Group,
L.P.
Purchased from: Citigroup Global Markets Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  PNC Bank National
Association 3.100% due 10/25/2027
Purchase/Trade Date: 10/18/2017
Offering Price of Shares: $99.966
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $975,000
Percentage of Offering Purchased by Fund: 0.098%
Percentage of Fund's Total Assets: 0.30%
Brokers: Barclays, Citigroup, Morgan Stanley, J.P.
Morgan, Credit Suisse, Goldman Sachs & Co. LLC,
US Bancorp, Wells Fargo Securities, Santander,
Standard Chartered Bank, ICBC Standard Bank,
PNC Capital Markets LLC, Jefferies, BofA Merrill
Lynch, Deutsche Bank Securities, Sandler O'Neill +
Partners, L.P.
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  ITC Holdings 3.350% due
11/15/2017
Purchase/Trade Date: 11/9/2017
Offering Price of Shares: $99.932
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $775,000
Percentage of Offering Purchased by Fund: 0.155%
Percentage of Fund's Total Assets: 0.23%
Brokers: Barclays, J.P. Morgan, Morgan Stanley,
Wells Fargo Securities, Mizuho Securities,
Scotiabank, BofA Merrill Lynch, Credit Suisse,
Goldman Sachs & Co. LLC, TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Bank of Montreal 3.803% due
12/15/2032
Purchase/Trade Date: 12/7/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $800,000
Percentage of Offering Purchased by Fund: 0.064%
Percentage of Fund's Total Assets: 0.25%
Brokers: BMO Capital Markets, Citigroup, Goldman
Sachs & Co. LLC, UBS Investment Bank, BofA
Merrill Lynch, HSBC, Wells Fargo Securities, J.P.
Morgan, Morgan Stanley, Barclays, Credit Suisse,
Desjardins Capital Markets
Purchased from: BMO Capital Markets Corp.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Crown Castle International
Corp. 3.800% due 2/15/2028
Purchase/Trade Date: 1/9/2018
Offering Price of Shares: $99.615
Total Amount of Offering: $1,000,000,000.00
Amount Purchased by Fund: $1,000,000
Percentage of Offering Purchased by Fund: 0.100%
Percentage of Fund's Total Assets: 0.31%
Brokers: Citigroup, Credit Agricole CIB, RBC
Capital Markets, SOCIETE GENERALE and TD
Securities, Morgan Stanley
Purchased from: Citigroup Global Markets Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Nationwide Building Society
4.302% due 3/8/2029
Purchase/Trade Date: 3/1/2018
Offering Price of Shares: $100.000
Total Amount of Offering: $750,000,000.00
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund: 0.080%
Percentage of Fund's Total Assets: 0.19%
Brokers: Citigroup, Credit Agricole CIB, RBC
Capital Markets, SOCIETE GENERALE and TD
Securities, Morgan Stanley
Purchased from: Citigroup Global Markets Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Teva Pharmaceutical Finance
Netherlands 6.750% due 3/31/2028
Purchase/Trade Date:	 3/7/2018
Offering Price of Shares: $100.000
Total Amount of Offering: $1,250,000,000.00
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Fund's Total Assets: 0.06%
Brokers: Barclays, BNP PARIBAS, BofA Merrill
Lynch, Citigroup, Credit Suisse, HSBC, Mizuho
Securities, Morgan Stanley, MUFG, RBC Capital
Markets, SMBC Nikko
Purchased from: Barclays Capital, Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.